REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Trustees of Northern Lights Variable Trust and the Shareholders of 7Twelve Balanced Fund

 In planning and performing our audit of the financial statements of the 7Twelve Balanced Portfolio (the Portfolio) a series of shares of beneficial interest in the Northern Lights Variable Trust as of December 31 2013 and for the year then ended in accordance with the standards of the Public Company
Accounting Oversight Board (United States) (PCAOB) we considered internal control over financial reporting including control activities over safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of the Portfolios internal control over financial reporting. Accordingly we express no such opinion.

The management of the Portfolio is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America (GAAP). A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Portfolios annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However we noted no deficiencies in the internal control over financial reporting and operations including controls over safeguarding securities that we consider to be material weaknesses as defined above as of December 31 2013.

This report is intended solely for the information and use of management the shareholders of the 7Twelve Balanced Portfolio the Board of Trustees of Northern Lights Variable Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





							BBD
LLP


Philadelphia Pennsylvania
February 13 2014